UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2008

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Cliffs Asia-Pacific Pty Limited (a subsidiary of Cliffs Natural Resources) published and filed an announcement with the Australian Secutities Exchange as follows:

27 October 2008

CLIFFS ANNOUNCES INTENTION TO MAKE ON-MARKET PURCHASES OF PORTMAN LIMITED SHARES

Cliffs Asia-Pacific Pty Lmited (ABN 33 112 437 180) ("Cliffs") today announced that it intends to make on-market purchases of shares in Portman Limited. Cliffs may make such purchases from time to time on and from today, and may purchase Portman shares at prices other than $21.50 per share (being the price applicable to Cliffs' takeover offer for Portman Limited). Purchases will not however be made at a price greater than $21.50 per Portman share.

Cliffs' takeover offer for Portman Limited is scheduled to close at 7:00pm (Sydney time) on 3 November 2008, unless extended. Portman shareholders who accept the offer will receive payment by the earlier of the date falling one month after the date of acceptance, and the date falling 21 days after the end of the offer period.

Portman shareholders who sell their Portman shares to Cliffs under on-market transactions will receive payment on a normal T+3 settlement basis.

For further information, please call:

Media

Kate Kerrison
Kate Kerrison + Company
+61 (0)413 946 704
kate@katekerrison.com.au

Financial Community

Wayne Seabrook
Wilson HTM Corporate Finance Limited
+61 (0)412 199 054
wayne.seabrook@wilsonhtm.com.au

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

October 27, 2008	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary